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                                                                    Exhibit 23.3

                               Consent of Counsel

    Lyon & Lyon LLP consents to the reference to it under the caption Experts in the Registration Statement and related Prospectus of Nanogen, Inc. for the registration of Nanogen Inc.'s common stock.


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
Date: February 24, 2000                                By:             /s/ DAVID B. MURPHY
                                                            -----------------------------------------
                                                                         David B. Murphy
                                                                         LYON & LYON LLP
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